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                                  EXHIBIT 11
                         DOCUCORP INTERNATIONAL, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                          Three months ended             Six months ended
                                                              January 31,                   January 31,
                                                       -------------------------     -------------------------
NET INCOME PER SHARE:                                     1997          1998            1997          1998
                                                       ----------    -----------     ----------    -----------
BASIC
Net income                                             $  467,973     $  767,903     $1,044,913     $1,487,108
                                                       ----------    -----------     ----------    -----------
                                                       ----------    -----------     ----------    -----------
Weighted average shares outstanding used in
 the basic net income per share calculation             6,472,359      5,142,241      6,472,359      5,137,797
                                                       ----------    -----------     ----------    -----------
                                                       ----------    -----------     ----------    -----------
Basic net income per share                             $     0.07    $      0.15     $     0.16    $      0.29
                                                       ----------    -----------     ----------    -----------
                                                       ----------    -----------     ----------    -----------
DILUTED
Net income                                             $  467,973    $   767,903     $1,044,913    $ 1,487,108
                                                       ----------    -----------     ----------    -----------
                                                       ----------    -----------     ----------    -----------
Weighted average shares outstanding                     6,472,359      5,142,241      6,472,359      5,137,797
Additional weighted average shares
 from assumed exercise of diluted stock
 options and warrants, net of shares to be
 repurchased with exercise proceeds                     2,069,925      2,240,355      1,883,094      2,159,973
                                                       ----------    -----------     ----------    -----------
Weighted average shares outstanding used in
 the diluted net income per share calculation           8,542,284      7,382,596      8,355,453      7,297,770
                                                       ----------    -----------     ----------    -----------
                                                       ----------    -----------     ----------    -----------
Diluted net income per share                           $     0.05    $      0.10     $     0.13    $      0.20
                                                       ----------    -----------     ----------    -----------
                                                       ----------    -----------     ----------    -----------
PRO FORMA NET INCOME PER SHARE:
BASIC
Net income                                                           $   767,903                   $ 1,487,108
                                                                     -----------                   -----------
                                                                     -----------                   -----------
Weighted average shares outstanding used in
 the pro forma basic net income per share
 calculation                                                          10,784,503                    10,772,228
                                                                     -----------                   -----------
                                                                     -----------                   -----------
Pro forma basic net income per share                                 $      0.07                   $      0.14
                                                                     -----------                   -----------
                                                                     -----------                   -----------
DILUTED
Net income                                                           $   769,903                   $ 1,487,108
                                                                     -----------                   -----------
                                                                     -----------                   -----------
Weighted average pro forma shares outstanding                         10,784,503                    10,772,228

Additional weighted pro forma average shares
 from assumed exercise of diluted stock
 options and warrants, net of shares to be
 repurchased with exercise proceeds                                    2,240,354                     2,159,974
                                                                     -----------                   -----------
Pro forma weighted average shares outstanding
 used in the pro forma diluted net income per
 share calculation                                                    13,024,857                    12,932,202
                                                                     -----------                   -----------
                                                                     -----------                   -----------
Pro forma diluted net income per share                               $      0.06                   $      0.11
                                                                     -----------                   -----------
                                                                     -----------                   -----------
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